ICICI Bank

## RENEWAL CREDIT ARRANGEMENT LETTER

CAL383499964441
Date: August 25, 2020

Air Travel Bureau Private Limited
M-95, Connaught Circus,
New Delhi-110001

**Kind Attention: Mr. Anuj Sethi**

Dear Sir/Madam,

**Sub**: Renewal of working capital facilities

We refer to the working capital facilities (**"Facilities"**, details of which are mentioned in Annexure I) granted to you by ICICI Bank Limited (**"ICICI Bank"**), pursuant to a credit arrangement letter (including any amendatory/renewal letters) and other facility documents, executed in relation to the Facilities (**"Transaction Documents"**).

We are pleased to inform that ICICI Bank, at your request, has renewed the Facilities, on the terms and conditions as set out in Annexure II, for a further period up to the date mentioned in Annexure II, for your reference.

All other terms and conditions of the Facilities, including the existing security and/or contractual comfort, if any, shall remain in full force and effect.

In case of any change, in the directors, memorandum of association, articles of association or other constitutional documents, subsequent to the information/documents last shared by you with ICICI Bank, you are requested to forthwith furnish updated records of the same to ICICI Bank. Kindly also ensure that your total working capital bank finance, including the renewed Facilities, does not and shall not during the subsistence of the Facilities exceed the maximum permissible bank finance limits.

This Renewal Credit Arrangement Letter (**"Renewal CAL"**) shall be read in conjunction with the other Transaction Documents and to the extent of any inconsistency between the other Transaction Documents and this Renewal CAL letter, the provisions of this Renewal CAL shall prevail.

This Renewal CAL is being sent to you in duplicate. We request you to return one copy of this Renewal CAL, duly signed by your authorized person, the authorized official of the guarantor and security providers (if any), in token of acceptance of the terms specified herein, and execute/procure execution of such agreements and/or documents as may be required in relation to the Facilities, in the form and manner acceptable to ICICI Bank, by January 11, 2021 or such extended period as ICICI Bank may grant in writing, at its sole

For Air Travel Bureau Private Limited
Director

For Yatra Online Private Limited
Authorised Signatory

For Air Travel Bureau Private Limited
Authorised Signatory

For Air Travel Bureau Private Limited
Director

ICICI Bank

discretion, failing which this offer shall lapse automatically without any further communication.

The accepted Renewal CAL must be returned along with a board resolution/requisite authorization, applicable to the borrower, guarantor, security provider (as applicable), to establish the authority of the signatory.

Yours faithfully,
For ICICI Bank Limited

(Authorized signatory)

For Air Travel Bureau Private Limited

| | |
|---|---|
| Accepted by the Borrower: Air Travel Bureau Private Limited<br><br>Name:<br>Designation:<br>Date: | Signature<br>Director<br>For Air Travel Bureau Private Limited |
| Accepted by the Guarantor: Yatra Online Private Limited<br><br>Name:<br>Designation:<br>Date: | Signature<br>Authorised Signatory |

For Yatra Online Private Limited

Authorised Signatory

For Air Travel Bureau Private Limited

Director

For Air Travel Bureau Private Limited

Authorised Signatory

ICICI Bank

## Annexure I

### Details of Facilities

| Facilities | Existing Overall Limits (₹ in million) | Revised Overall Limits (₹ in million) | Outstanding amount as on August 23, 2020 (₹ in million) |
|---|---|---|---|
| **Fund Based** | | | |
| Invoice Discounting | 200.0 | 300.00 | 47.79 |
| Cash Credit | 800.0 | - | - |
| **Non-Fund based** | | | |
| Bank Guarantee | 100.0 | 100.0 | 93.4 |
| Bank Guarantee (Sublimit of Invoice Disc | (200.0) | (200.0) | 79.5 |
| **Overall Limit (total):** | 1,100.0 | 400.0 | |

For Yatra Online Private Limited

Authorised Signatory

For Air Travel Bureau Private Limited

Director

For Air Travel Bureau Private Limited

Authorised Signatory

**ICICI Bank**

**ANNEXURE II**

**TERMS AND CONDITIONS**

**Facility - Invoice Discounting**

| | |
|---|---|
| **Facility** | Invoice Discounting facility<br><br>This Facility is available online to the Borrower through corporate internet banking under Financial Supply Chain Management (FSCM) module alone or through FSCM and host to host module ("H2H") jointly. Access to FSCM and H2H (if required) shall be made available after execution of appropriate documents by the Borrower. |
| **Purchaser/s** | Purchaser/s of goods and services from the Borrower; The expression "Purchaser/s" includes, unless it be repugnant to the subject or context thereof, its successors and assigns.<br>This Facility shall be provided to the Borrower only for the goods and services sold to the Purchaser/s and invoices raised to the airlines for performance linked bonus |
| **Existing Limit** | ₹ 200.0 million |
| **Proposed Limit** | ₹ 300.0 million |
| **Interchangeability of Limits** | Not Applicable |
| **Purpose** | This Facility shall be provided to the Borrower only for the goods and services sold to the Purchaser/s |
| **Existing Sublimit** | ₹ 200.0 million in the form of Bank Guarantee |
| **Proposed Sublimit** | ₹ 200.0 million in the form of Bank Guarantee |
| **Validity** | August 11, 2021 |
| **Security** | As per security Template |
| **Maximum Tenor (Usance Period)** | 60 days |
| **Goods / Services Covered** | This should be restricted to working capital requirements of the Borrower. |
| **Margin Amount** | 20.00 %<br>(The financed amount shall be equal to Invoice/ Bill of Exchange ("BOE") amount less margin amount). |
| **Interest** | The fixed rate of interest for each drawal of the Facility will be stipulated by ICICI Bank at the time of disbursement of each drawal, which shall be sum of I-MCLR# and "Spread" per annum, subject to minimum of I-MCLR#, plus applicable statutory levy, if any.<br><br>As on date the I-MCLR-3M is 7.35 % and Spread is 2.00%. |

For Air Travel Bureau Private Limited

For Yatra Online Private Limited

Director

Authorised Signatory

For Air Travel Bureau Private Limited

Authorised Signatory

ICICI Bank

| | |
|---|---|
| | #Note: I-MCLR will be based on the tenure of the individual drawals under the facility:<br><br>• Drawals for upto 3 month tenure: I-MCLR-3M<br><br>In case of any change in the regulatory requirements by the regulator applicable to the Facility pertaining to provisioning norms and/or risk weightage, then ICICI Bank may revise the Spread to reflect the regulatory change, subject to extant RBI guidelines.<br><br>The Borrower will have the option to prepay the individual drawal, without any prepayment penalty, during 60 days prior to the scheduled maturity date of the drawal or during residual tenure not greater than 1/3rd of the original tenure (in days), whichever is longer in duration, provided that at least 5 days prior irrevocable written notice to prepay the loan has been given by the Borrower to ICICI Bank.<br><br>Unless specified otherwise in the documents in relation to the Facility, if the Borrower wishes to prepay any part of or whole of the Facility, it may do so with payment of Prepayment Premium of 0.25% on principal amount of the loan being prepaid subject to the Borrower giving at least 15 days prior irrevocable written notice of the same to ICICI Bank. |
| **Interest Payment Frequency** | Upfront |
| **Commission** | 1. Transaction Charges<br>a) On Discounting : Rs 500.0 per lot irrespective of the number of bills<br>b) Overdue Charges : 4% over and above documented rate<br>Above charges are exclusive of service tax or other statutory levy, if any, which shall be charged as per the prevailing guidelines of government/statutory authority.<br>Fees / commission / any other charges shall be taken upfront. |
| **Repayment** | Tenor based defined maturity date. |
| **Companies whose Invoice Discounting is allowed** | • Tech Mahindra Limited<br>• HCL Technologies Limited<br>• WNS Global Services Private Limited<br>• Hyundai Motor<br>• Crisil<br>• Jubilant Life Sciences Limited<br>• HT Media Limited |

For Air Travel Bureau Private Limited

For Yatra Online Private Limited

Director

Authorised Signatory

For Air Travel Bureau Private Limite

Authorised Signatory

ICICI Bank

| | |
|---|---|
| | • Mylan Laboratories Limited<br>• Havells India Limited<br>• Cipla Limited<br><br>Note: Invoices of the above mentioned companies for their domestic/international/offshore bookings can also be discounted.<br><br>For adding any new payee to the above list, the Borrower shall submit an application letter for seeking addition in payee list by taking approval from ICICI Bank ltd. The new payee should be in its normal line of business. |
| **Airlines whose invoices shall not be discounted** | Invoices pertaining to the following airlines shall not be discounted:<br>• Turkish Airlines<br>• Cathay Airlines<br>• China Eastern airlines<br>• Ethopian Airlines<br>• Jet Airways<br><br>For deleting any new airlines name from the above list, the company shall provide requisite docs to the satisfaction of ICICI bank. |
| **General Terms and Conditions** | 1. The invoice(s)/bills will be discounted with recourse to the Borrower.<br>2. Invoices which are more than 15 days old shall not be considered for the Facility.<br>3. ICICI bank reserves the right to demand underlying documents on account of regulatory requirement or its internal policies.<br>4. ICICI Bank will provide the Facility when the file containing the details of the invoices ("File") has been uploaded by the borrower, which shall be treated as deemed acceptance by the borrower. Authorization by the purchaser/client is not required for the transaction.<br>5. Breach of any representation, warranty or covenant specified herein or any other Transaction Document shall be deemed to be an event of default under the Facility.<br>6. The Borrower shall provide / give 15 days advance written notice to ICICI Bank in the event the Borrower and / or the Purchaser decide to terminate the agreement between them. Such termination may, at the sole discretion of ICICI Bank, be treated as an event of default under the Facility. In such an |

For Yatra Online Private Limited
For Air Travel Bureau Private Limited
Director
Authorised Signatory
For Air Travel Bureau Private

ICICI Bank

| | |
|---|---|
| | event, the obligations of the Borrower shall continue to exist in relation to the Facility unless all monies in respect of the same are paid to ICICI Bank, to its satisfaction.<br>7. Applicable representations and warranties:<br>a) that the details of invoice(s) submitted to ICICI Bank for discounting represent genuine sales transactions of goods/services;<br>b) that the amounts of such invoice(s) truly represent the value of the goods so transported/shipped;<br>c) that sale of goods/services for which the Borrower is availing the Facility from ICICI Bank has not been conducted between related parties of the Borrower like group companies, associated companies, house firms and identical companies.<br>d) that the outstanding amount under the Facility will be deducted at the time of calculating the value of the receivables of the Borrower till the time the said amount is paid to the satisfaction of ICICI Bank.<br>8. Any other condition as may be specified by ICICI Bank. |
| **Special Condition** | The Bank reserves right to verify underlying documents physically including copies of the invoice(s) and any kind of documents showing proof of sale of services. This verification shall be carried out on Half yearly basis on randomly selected transactions or as and when ICICI Bank so demands. |
| **Deal Structure** | 1) The File containing details of invoices will be uploaded by the Borrower/s through FSCM alone or FSCM and H2H jointly or details of invoices shall be entered in FSCM system by the Borrower/s. The same shall be treated as deemed request for discounting from the Borrower.<br>2) The Borrower will be paid the proceeds of the Facility by way of direct credit/fund transfer to Borrower's bank account as specified in the FSCM application form.<br>ICICI bank shall auto debit the amount on the due date from the collection account of the Borrower maintained with ICICI bank<br>For Yatra Online Private Limited |

For Air Travel Bureau Private Limited

Authorised Signatory

For Air Travel Bureau Private Limited

Director

Authorised Signatory

ICICI Bank

| | |
|---|---|
| **Documentation with Borrower for the Facility** | Including but not limited to:<br>• Facility Agreement & General Conditions, if not executed already<br>• CIB, FSCM Application Form, if not active already<br>• Board resolution (i) for availing the Facility and online availment of the same through FSCM standalone or FSCM and H2H jointly<br>• Any other document as may be required by ICICI Bank. |
| **Collecting Bank** | ICICI bank |
| **Collection Mechanism** | The collection made by the Borrower will be deposited in the Collection Account with the Collecting Bank.<br>The Borrower to be allowed to use the funds available in their Collection Account, subject to no event of default being triggered off under the Facility. |
| **Collection Account** | Current account(s) opened with the Bank as per applicable terms and conditions.<br>In case the above mentioned online system is not made operational for any reason, then the following offline bill discounting method needs to be followed:<br>Client to submit monthly details of fresh bills raised to the clients mentioned above for the month, basis which business team to give approval on the amount of discounting to be allowed to the borrower<br>Documents to be submitted would include:<br>1. Clients request letter<br>2. Signed copy of Invoice Statement<br>Invoice statement to contain following details<br>1. Customer name<br>2. Invoice number<br>3. Invoice date<br>4. Amount<br>5. Airline name |
| **Charges applicable** | Courier charges – ₹ 100 (only in case of offline bill discounting)<br>Stamp duty, at actuals, if any Verification charges of Issuing bank, if required, at actuals<br>Any other (please specify): NA |
| **General** | • Bank will be at liberty to fix drawee/drawer–wise sub limits within the overall bill discounting limits, if necessary.<br>• The bills will be discounted with recourse to the Borrower to whom this facility is granted.<br>• Bank also reserves the right to pre-approve the drawees in case of Sales Bill Discounting and drawers in case of Purchase Bill Discounting.<br>• Bill proceeds would be credited to the Borrower's |

For Yatra Online Private Limited

For Air Travel Bureau Private Limited

Director

Authorised Signatory

For Air Travel Bureau Private Limited Authorised Signatory

ICICI Bank

| | |
|---|---|
| | ICICI bank current account<br>• If felt necessary, discounting / purchase of export bills will be subjected to availability of "satisfactory" opinion reports from banks / agencies overseas.<br>• Applicable representations and warranties:<br>• that the Bills and the documents tendered/submitted represent genuine trade transactions of goods/services;<br>• that the amounts of such Bills truly represent the value of the goods/services so transported/shipped; and<br>• that the transactions in the nature of an accommodation have not been conducted between related parties like group companies, associated companies, house firms and identical companies (the "Group Companies") |

**Facility - Bank Guarantee**

| | |
|---|---|
| **Facility Name** | Bank Guarantee (BG) ("BG Facility") |
| **Existing Limit** | ₹ 100.0 million |
| **Proposed Limit** | ₹ 100.0 million |
| **Borrower/ Company** | Air Travel Bureau Pvt Ltd ("ATB/ Borrower") |
| **Lender (s)** | ICICI Bank Ltd (ICICI Bank) |
| **Sub-limit** | Nil |
| **Interchangeability** | Nil |
| **Tenure:** | Maximum period of BG (including claim period of 1 year) to be restricted to 27 months.<br><br>All Bank Guarantees shall be renewed /extended/issued with minimum claim period of 1 year.<br><br>Bank Guarantees shall be closed upon receipt of discharge letter/original BG prior to expiry date of claim period and limits shall be released. |
| **Pricing:** | 1.25% p.a. commission<br>The commission shall be calculated on the actual number of days basis i.e. from the date of issuance/ opening of the BG upto the end of claim period.<br><br>In case of foreign currency bank guarantees, the following charges will be additional:<br>SWIFT/communication charges - Rs 500 per guarantee<br>Correspondent bank charges, if any, shall be charged on actuals |
| **Security** | As per the security template |

For Yatra Online Private Limited
Authorised

For Air Travel Bureau Private Limited
Director

For Air Travel Bureau Private Limited
Authorised Signatory

ICICI Bank

| | |
|---|---|
| **Condition Precedents / Condition Subsequent / Special conditions** | The Borrower shall not request the bank for issuance of BGs in favour of any sister concerns/ associate concerns/ group companies/ associates of the Borrower. |
| **Type** | Financial guarantee |
| **Sub-limit** | NA |
| **Purpose** | Financial guarantees to be issued to International Air Transport Association (IATA) as ATB shall pay to them under IATA Billing and Settlement Plan reporting and remittance calendar.<br>BG upto ₹20.0 million to be issued for hotel and packages business. |
| **Minimum Commission and other charges** | To be collected Upfront<br>Min BG Commission - ₹ 500.0 per guarantee |
| **Cash Margin** | 100% of the outstanding BG amount already maintained in ICICI Bank account no 245105000451 or in the form of Fixed Deposits lien marked in favour of ICICI Bank |
| **Commission Collection Frequency** | Commission will be collected upfront till the expiry of claim period. |
| **Validity** | August 11, 2021 |
| **General** | • Commission can be refunded on pro-rata basis for unexpired period upon submission of discharge letter/original BG for closure of Liability upon request from borrower in the form of letter/email.<br>• The bank guarantees to be issued shall be as per the format acceptable to the Bank<br>• In case of bid bond / EMD /advance payment / retention money guarantees stipulated under project exports, Bank will obtain counter guarantees from ECGC at the expense of the company<br>• If the guarantees to be issued come under EPCG scheme, bank will obtain counter guarantee of ECGC at the expense of the company |
| **Contractual Comfort** | • Unconditional and Irrevocable Corporate Guarantee from Yatra Online Private Limited<br>• Non Disposal Undertaking from the Parent not to dispose any shareholding in the Borrower throughout the tenor of the Facility |
| **Borrower / Obligor** | Air Travel Bureau Limited (ATB) |
| **Lender(s)** | ICICI Bank Limited and/or such other bank(s) or financial institution(s) which may become lenders pursuant to transfer of all or a portion of the Facility to |

For Yatra Online Private Limited
Authorised Signatory

For Air Travel Bureau Private Limited
Director

For Air Travel Bureau Private Limited
Authorised Signatory

| | |
|---|---|
| | such bank(s)/financial institution(s) by ICICI Bank Limited |
| **Promoter / Parent** | Yatra Online Private Limited (YOPL or Yatra) |

**Facility - Bank Guarantee (As a sublimit of Invoice discounting)**

| | |
|---|---|
| **Facility Name** | Bank Guarantee (BG) as a sublimit of Invoice discounting |
| **Existing Limit** | ₹ 200.0 million |
| **Proposed Limit** | ₹ 200.0 million |
| **Tenure** | Maximum period of BG (including claim period of 1 year) to be restricted to 27 months.<br><br>All Bank Guarantees shall be renewed /extended/issued with minimum claim period of 1 year.<br><br>Bank Guarantees shall be closed upon receipt of discharge letter/original BG prior to expiry date of claim period and limits shall be released. |
| **Pricing** | 1.25% p.a. commission<br><br>The commission shall be calculated on the actual number of days basis i.e. from the date of issuance/ opening of the BG upto the end of claim period.<br><br>In case of foreign currency bank guarantees, the following charges will be additional:<br>SWIFT/communication charges - Rs 500 per guarantee<br>Correspondent bank charges, if any, shall be charged on actuals |
| **Security** | As per the security template |
| **Condition Precedents / Condition Subsequent / Special conditions** | The Borrower shall not request the bank for issuance of BGs in favour of any sister concerns/ associate concerns/ group companies/ associates of the Borrower. |
| **Type** | Financial guarantee |
| **Sub-limit** | NA |
| **Purpose** | Financial guarantees to be issued to International Air Transport Association (IATA) as ATB shall pay to them under IATA Billing and Settlement Plan reporting and remittance calendar.<br>BG upto ₹ 20.0 million to be issued for hotel and |

For Yatra Online Private Limited

Director

For Air Travel Bureau Private Limited

Authorised Signatory

For Air Travel Bureau Private Limited

Authorised Signatory

**ICICI Bank**

| | |
|---|---|
| | packages business |
| **Minimum Commission and other charges** | To be collected Upfront<br>Min BG Commission - ₹ 500.0 per guarantee |
| **Cash Margin** | 100% of the outstanding BG amount already maintained in ICICI Bank account no 245105000451 or in the form of Fixed Deposits lien marked in favour of ICICI Bank |
| **Commission Collection Frequency** | Commission will be collected upfront till the expiry of claim period. |
| **Validity** | August 11, 2021 |
| **General** | • Commission can be refunded on pro-rata basis for unexpired period upon submission of discharge letter/original BG for closure of Liability upon request from borrower in the form of letter/email.<br>• The bank guarantees to be issued shall be as per the format acceptable to the Bank |
| **Contractual Comfort** | • Unconditional and Irrevocable Corporate Guarantee from Yatra Online Private Limited<br>• Non Disposal Undertaking from the Parent not to dispose any shareholding in the Borrower throughout the tenor of the Facility |
| **Borrower / Obligor** | Air Travel Bureau Limited (ATB) |
| **Lender(s)** | ICICI Bank Limited and/or such other bank(s) or financial institution(s) which may become lenders pursuant to transfer of all or a portion of the Facility to such bank(s)/financial institution(s) by ICICI Bank Limited |
| **Promoter / Parent** | Yatra Online Private Limited (YOPL or Yatra) |

**Security Template**

| **Security (for Working capital facilities)** | |
|---|---|
| **Asset detail** | **Type of charge (exclusive/first pari passu/second/residual)** |
| Exclusive charge on all the present and future current assets, movable & immovable fixed assets of the borrower | Exclusive |
| Exclusive charge on non-checking account held with ICICI bank (account no 245105000451) during the tenor of the Facility. The aforesaid amount shall be lien marked in favour of ICICI bank | Exclusive |

For Air Travel Bureau Private Limited
Director

For Yatra Online Private Limited
Authorised Signatory

For Air Travel Bureau Private Limited
Authorised Signatory

ICICI Bank

| | |
|---|---|
| Exclusive charge on Fixed Deposits maintained with ICICI Bank with FD no 245110003852, FD no 245113004722 and FD no 245110001563 | Exclusive |

**Contractual comfort:**

- Unconditional and Irrevocable Corporate Guarantee from Yatra Online Private Limited
- Non Disposal Undertaking from the Parent not to dispose any shareholding in the Borrower throughout the tenor of the Facility

**Operational terms and conditions**

| | | |
|---|---|---|
| **Period of sanction** | The working capital facilities are payable on demand. However the facilities are available for a period of 12 months subject to review at periodical intervals wherein the facilities may be continued / cancelled / reduced depending upon the conduct and utilisation of the facilities. | |
| **Unit Visit** | NA | |
| **Processing Fee** | Nil | |
| **Periodicity of submission of information to the Bank** | Other financial information (OFI) | The Borrower to confirm the Gross Bookings and turnover on quarter basis within 45 days from the end of the quarter or post declaration of quarterly results, whichever is earlier |
| | Data required for renewal of credit limits | 3 months before the expiry of the credit limits |
| | Audited / unaudited Financial statements | I. Provisionals: within three months from the close of the accounting year<br>II. Audited: within seven months from the close of the accounting year |
| **Creation of charges** | Creation of charges to be done within stipulated timelines as per the security template | |
| **Sole / Multiple banking arrangements** | All other terms and conditions shall be as per General Conditions (GC-I) and the Credit Facility Agreement (CFA) to be executed between the company and ICICI Bank Ltd. | |
| **Other conditions** | Declaration to be submitted by the Borrower regarding information with regard to credit facilities availed from other bankers is obtained as per Annexure I of the RBI Circular 'Lending under consortium arrangement / Multiple Banking arrangements' | |

For Yatra Online Private Limited

Authorised Signatory

For Air Travel Bureau Private Limited

Director

For Air Travel Bureau Private Limited

Authorised Signatory

ICICI Bank

| | |
|---|---|
| **Insurance** | The Borrower shall ensure comprehensive insurance to cover all risks, for the value of the security offered for the Facilities, at all times during the currency of the Facilities.<br><br>The policies should be either in the joint names of the Borrower and ICICI Bank/security trustee/ lead bank (in case they are acting for all other lenders) or ICICI Bank's/ security trustee's/ lead bank's (in case they are acting for all other lenders) lien should be noted on the policies as first loss payee or endorsee.<br>Any shortfall in the value of insurance cover shall be covered immediately by the Borrower or by ICICI Bank by debiting the Borrower's operative account with ICICI Bank. |
| **Periodicity of submission of information to the Bank** | Stock Statement<br><br>The company will furnish on or before 22nd day of the month, details of book debts in the prescribed format. The borrower to submit client wise outstanding for all the debtors on quarterly basis.<br><br>Each such debtor to have a) Gross Value (b) Age less than 90 days.<br><br>The outstanding borrowings in company's accounts at all times need to be fully covered by the value of hypothecated security less the stipulated margin after providing for outstanding credit if any under usance letters of credit. |
| **Stock Audit** | The bank in consultation with the company will arrange for stock and receivables audit once in a year by an outside agency under the consortium/multiple banking arrangement. The terms of reference will be finalized by the Bank consortium of banks at its sole discretion. The terms of reference will be finalized by the Bank / consortium of banks at its sole discretion. |
| **Condition Precedents / Condition Subsequent / Special conditions** | • Undertaking from the Borrower that none of the director's name is into RBI/ECGC defaulter list.<br>• Statement of total collections and direct collections routed through ICICI Bank available with the Borrower to be submitted within 15 days from the end of each month during the tenor of the Facility.<br>• ATB to provide account statements of all other non-ICICI Bank accounts, if any, to ICICI Bank upon request.<br>• Undertaking by the Borrower to route the entire collections through Collection Account only maintained with the Lender. |

For Air Travel Bureau Private Limited
Director

For Yatra Online Private Limited
Authorised Signatory

For Air Travel Bureau Private Limited
Authorised Signatory

ICICI Bank

| | |
|---|---|
| | • The Borrower shall make all payments through its Collection Account only maintained with the Lender.<br>• The Borrower to provide confirmation letter within 15 days from end of each month that minimum 95% of the entire collections of the Obligor are routed through ICICI Bank every month. Non-compliance of the same shall be considered as an event of default.<br>• The Borrower shall ensure that minimum level of Gross Bookings on a monthly basis shall not fall below ₹ 900.0 million. In case it falls below ₹ 900.0 million for any month, the Borrower shall be given cure period of 3 months to increase it above ₹ 900.0 million/ month.<br>• In case Gross Bookings in any month falls below ₹ 700.0 million, Event of Default to be triggered under the Facility. All collections in the Collection Account of the Borrower maintained with ICICI Bank to be utilized to fully pay off the outstanding under the Cash Credit facility and fully cash collateralize the outstanding under the BG facility; and no further disbursements shall be made till such Event of Default has been cured to the satisfaction of the Lender.<br>• The Borrower shall not declare any dividend payout/upstreaming of profit/ extend loan/advances from the Borrower to Yatra Online Private Limited (YOPL). The Borrower shall only deal with YOPL in transaction which are regular business in nature. Lender shall have the right to seek all relevant information in this regard, at all times during the currency of the Facility.<br>• The Borrower shall take ICICI Bank approval in case of raising any further indebtedness including by way of Corporate Guarantee apart from incremental debt (subject to no breach in stipulated financial covenants) of upto ₹ 100.0 million excluding commercial card facilities availed by the Borrower. This shall not be applicable till the time the cumulative O/s in YOPL and ATB is lower than the cumulative cash margin (including FDs placed for BG cash margin) lien marked with ICICI Bank.<br>• The Borrower shall obtain and maintain comprehensive insurance cover for the assets of the borrower during the tenor of the facility, to the satisfaction of ICICI Bank.<br>• The Borrower hereby confirms that there are no |

For Air Travel Bureau Private Limited

For Yatra Online Private Limited

Director

Authorised Signatory

For Air Travel Bureau Private Limited

Authorised Signatory

ICICI Bank

| | |
|---|---|
| | immovable fixed assets as on date.<br>• Undertaking from Yatra that its direct shareholding in ATB shall not fall below 51.0% anytime during the currency of the facility and its management control shall not fall below its shareholding in ATB, anytime during the currency of the facility. Breach shall be an Event of Default under the Facility.<br>• Any change in ownership/management of the company/Group (shareholding change of more than 51%) cannot be done without prior permission of ICICI Bank.<br>• The Borrower to undertake that working capital availed by the borrower with in MPBF limit<br>• Renewal/introduction of the fresh limits shall be acknowledged by YOPL<br>• The Borrower to confirm that at the time of availing the Facility there has been no cancellation from the top 20 customers. In case of any cancellation/addition during the financial year, borrower to inform ICICI bank within 45 days from end of financial year.<br>• The Lender(s) shall have the right to stipulate in the Transaction Documents such other conditions precedent, as they may deem fit, prior to limit setup.<br>• The cumulative outstanding in Yatra and ATB not to exceed the lien marked cash margin (including BG cash margin) maintained with ICICI bank (cumulative of both the entities) until next review, which shall be done as and when required.<br>• For Utilization in excess of total cash margin, client to bring in upfront cash margin so as to maintain the above mentioned condition till the review is conducted.<br>• No covenant/ monitoring testing and penal implications will be applicable till the time the entire outstanding is within the cash margin (applicable for both the entities)<br>• Default in any facility of the Borrower will render all the facilities of the Borrower to be in default<br>• Aggregate outstanding of BG and Invoice Discounting in ATB will not exceed lien marked cash margins/FD (in favour of ICICI Bank) of ATB and YOPL (cumulative) net of the outstanding borrowings in YOPL |
| **Consequences of Event of Default** | The consequences of event of default will, include but not be limited to the following: |

For Yatra Online Private Limited

Authorised Signatory

For Air Travel Bureau Private Limited

Director

For Air Travel Bureau Private Limited

Authorised Signatory

# ICICI Bank

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| | In case of non-payment of any amounts payable in respect of the Facility:<br>• The amount collected in the accounts of the Borrower shall be fully utilized to fulfil the obligation of the Borrower towards the Lender and the balance amounts, if any, may be released.<br>• In case of non-compliance with covenant on the routing of collections by the Borrower through the Lender, <95% of the entire collections of the Borrower (monitored monthly) during the tenor of the Facility, the Borrower shall ensure to rectify such shortfall within 15 days. In case the Borrower fails to rectify the shortfall: (1) The amount collected in the aforesaid account shall be fully utilized to increase the Cash Margin equivalent to the outstanding BG Facility amount and the balance amounts, if any, may be released to the Borrower at the sole discretion of the Lender(s). No further issuance will be done under the BG Facility until the Events of Default are rectified (2) Acceleration of all outstanding dues, (3) Cancellation of total Facility (4) Enforcement of Security (5) Charging of default rate<br>• In case Gross Bookings in any month falls below ₹ 700.0 million or the Gross Bookings on a monthly basis falls below ₹ 900.0 million, which is not cured within next 3 months, Event of Default to be triggered under the Facility. All collections in the Collection Account of the Borrower maintained with ICICI Bank to be utilized to fully pay off the outstanding under the Cash Credit facility and fully cash collateralize the outstanding under the BG facility; and no further disbursements shall be made till such Event of Default has been cured to the satisfaction of the Lender.<br>• The Lender(s) shall have the right to stipulate in the Transaction Documents such other conditions precedent, as they may deem fit, prior to limit setup<br>• Any surplus cash in Air Travel Bureau Pvt Ltd over and above outstanding of ATB can be used to appropriate outstanding of Yatra Online Private Limited. |
| **Schedule of charges for foreign exchange and international** | Unless otherwise mentioned in the CAL or other transaction documents, all applicable charges as per 'Schedule of charges for Foreign Exchange and International Business Services' as uploaded on https://www.icicibank.com/managed- |

For Yatra Online Private Limited
Authorised Signatory

For Air Travel Bureau Private Limited
Director

For Air Travel Bureau Private Limited
Authorised Signatory

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| **business services** | assets/docs/service-charges/corporate/revision-notice/cb_charges_trade.pdf will be recovered for trade transactions and services rendered by ICICI Bank. ICICI Bank reserves the right to modify the rates from time to time. |
| **Additional Terms** | A. ICICI Bank, without assigning any reason, reserves the right to not disburse any Facility, partially or fully, and the Borrower / guarantors shall not have any claim against ICICI Bank for such non disbursement.<br><br>B. In addition to any other terms, the disbursement of the Facilities is contingent upon (a) positive CIBIL report of the Borrower or any of its directors; (b) the Borrower or any of its directors have not been declared as a wilful defaulter or non-cooperative borrower; (c) the Borrower's account has not been classified and reported to RBI as Special Mention Account 1 or 2.<br><br>C. The Borrower shall ensure that its foreign currency exposures, if any, are suitably hedged to the satisfaction of the Bank (including without limitation, pursuant to a suitably authorised risk management policy as may be required by applicable law).<br><br>D. The Borrower shall submit information on its foreign currency exposure (including the details of hedging thereof), (a) duly certified by its directors or company secretary, within thirty days of expiry of each fiscal quarter; and (b) audited and certified by its statutory auditor within six months of expiry of each fiscal year.<br><br>E. In case there is any change in the regulatory requirements applicable to the Facilities pertaining to provisioning norms and/or risk weightage, ICICI Bank may revise the spread to reflect the regulatory change, subject to extant RBI guidelines. |
| **Additional Interest Rates** | As per 'Annexure II'<br><br>The Borrower agrees that in the event payment default continues for more than 90 days, the additional interest rate shall increase to 'Documented Rate/Applicable Benchmark, as applicable+6%' and such increased rate shall be applicable from the date of the payment default. |
| **Basel Clause** | The Bank reserves the unconditional right to cancel the Limits advanced/ to be advanced under the credit arrangement letter ("CAL") and/ or Transaction Documents (either fully or partially) without giving any prior notice to the Borrower, on the occurrence of any |

For Air Travel Bureau Private Limited
Director

For Yatra Online Private Limited
Authorised Signatory

For Air Travel Bureau Private Limited
Authorised Signatory

ICICI Bank

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| | one or more of the following:<br>(i) In case the Limits/part of the Limits are not utilised by the Borrower; or<br>(ii) In case of Deterioration in the Creditworthiness of the Borrower in any manner whatsoever; or<br>(iii) In case of non-compliance of the terms and conditions of the Transaction Documents and/or CAL.<br>For the purpose of this clause, Deterioration in the Creditworthiness shall mean and include without limitation, the following events:<br><br>a) downgrade of the rating of the Borrower by a Credit Rating Agency;<br>b) inclusion of the Borrower and/or any of its Directors in the Reserve Bank of India's wilful defaulters list;<br>c) closure of a significant portion of the Borrower's operating capacity;<br>d) decline in the profit after tax of the Borrower by more than fifteen percent;<br>e) any adverse comment from the Auditor; and<br>f) any other reason/ event in the opinion of the Bank constituting or which may constitute Deterioration in the Creditworthiness; |
| **Section 281 certificate of IT Act** | Option 1: Screenshot from the IT portal of the borrower entity PAN no. duly certified by the Company Secretary (if available for a corporate borrower) or by a Chartered Accountant. For the AYs for which the portal is yet to be updated, the Business team based on the annual financial statements of the Borrower to add further potential tax demands to the aggregate figure available on the IT portal. Option<br><br>Option 2: A Statutory Auditors Certificate (preferably) or a Chartered Accountants Certificate giving the status of upto date tax demand in respect of the Borrowers tax assessment which have been completed along with copy of the assessment orders. The CA Certificate would also certify the tax status in respect of the IT Returns which have been filed but not assessed |

For Air Travel Bureau Private Limited

Director

For Yatra Online Private Limited

Authorised Signatory

For Air Travel Bureau Private Limited

Authorised Signatory

ICICI Bank

**Annexure II**

**Additional interest rates**

| Sl | Nature of default | Reckoning of additional interest | Additional interest rate (p.a.) payable monthly |
|---|---|---|---|
| 1 | Non-submission or delayed submission of OFI or equivalent reports | Additional interest would be charged from the due date of submission till the date of actual submission | Nil |
| 2 | Non-submission or delayed submission of stock statement | Additional interest would be charged from the due date of submission till the date of actual submission<br>Due date of submission is as follows:<br>For single location company – by 7th day of the month; for multiple location company – by 15th day of the month; (for consortium advances – as prescribed by lead bank) or due dates as per sanction terms | Nil for first 15 days and 2% thereafter |
| 3 | Irregular due to drawings beyond DP/Limit | 1. Excess drawings –over drawing power but within sanctioned limit<br><br>2. Excess drawings over sanctioned limit<br><br>3. Non-renewal of limits<br><br>Additional interest would be charged from the next day of excess drawings/date of expiry till such time the outstanding is brought within drawing power / sanctioned limit as applicable/ limits are renewed | 2% over the Documented rate |
| 4 | Payment default (in case of foreign currency loans, the foreign currency amount will be | Additional interest would be charged from next day of due date till such time the default amount is paid | 2% over the Documented rate |

For Air Travel Bureau Private Limited
For Yatra Online Private Limited
Director
Authorised Signatory
For Air Travel Bureau Private Limited
Authorised Signatory

ICICI Bank

| Sl | Nature of default | Reckoning of additional interest | Additional interest rate (p.a.) payable monthly |
|---|---|---|---|
| | converted into equivalent rupee and additional interest as mentioned herein will be charged) | | |
| 5 | Non–compliance of sanction terms pertaining to security creation | Security not created and perfected within the sanctioned timeline | For the first 15 days of delay: Nil<br><br>Delay > 15 days: 1% p.a. |
| 6 | Breach of financial covenants | Applicable in cases where there is a breach in financial covenants | For the first 15 days of breach: Nil<br><br>Breach continuing beyond 15 days: 1% p.a. |
| 7 | Non-submission or delayed submission of financial statements<br>• Provisional<br>• Audited<br>• Renewal data | Default interest would be charged from the due date of submission till the date of actual submission<br>Due date of submission is as follows:<br>3 months from the close of accounting year<br>6 months from the close of accounting year<br><br>On expiry of credit limits | Nil |
| 8 | Insurance | Insurance cover not obtained / not renewed | Nil |
| 9 | Default on invocation of Bank Guarantee | In case payment is not made towards invoked Bank Guarantee within 2 days, default interest would be charged from the date of receipt of claim till the date of payment | I-MCLR-6M+ 10% |

For Air Travel Bureau Private Limited

Director

For Nathe Online Private Limited

Authorised Signatory

For Air Travel Bureau Private Limited

ICICI Bank

**Additional interest Rates in respect of bill discounting facilities:**

| Sl. | Type of Facility (As applicable) | Reckoning of additional interest | Additional interest rate (p.a.) payable monthly |
|---|---|---|---|
| 1 | Demand Bill Purchased (outstation) | Additional interest would be charged from the 8th day post purchase (i.e. allowing 7 days for transit) till the date of realisation<br><br>For bills returned unpaid, the additional interest would be charged from the date of purchase till the date of recovery | 2 % over the Documented Rate<br><br>6% over the Documented Rate |
| 2 | Demand Bill Purchased (Local) | Additional interest would be charged from the 3rd day post purchase till the date of realisation<br><br>In case the bill is returned unpaid, the Additional interest would be charged from the date of purchase till date of recovery | 2% over the Documented Rate<br><br>6% over the Documented Rate |
| 3 | Usance Bills discounted | For period beyond the due date<br><br>In case the bill is returned unpaid, default interest to be charged from the date of discount till the date of recovery | 2% over the Documented rate<br><br>6% over the Documented rate |
| 4 | Inland Cheques Purchased – Outstation | Additional interest would be charged from the 8th day post purchase (i.e. allowing 7 days for transit) till the date of realisation<br><br>If the cheque is returned unpaid, additional interest | 2% over the Documented Rate<br><br>6% over the Documented Rate |

For Yatra Online Private Limited

For Air Travel Bureau Private Limited

Authorised Signatory

Director

For Air Travel Bureau Private Limited Authorised Signatory

ICICI Bank Limited
ICICI Bank Towers
Bandra-Kurla Complex,
Mumbai- 400 051, India

Tel.: (91-22) 2653 1414
Fax: (91-22) 2653 1122
Website www.icicibank.com
CIN.: L65190GJ1994PLC021012

Regd. Office : ICICI Bank Tower,
Near Chakli Circle,
Old Padra Road,
Vadodara 390 007, India.

ICICI Bank

| Sl. | Type of Facility (As applicable) | Reckoning of additional interest | Additional interest rate (p.a.) payable monthly |
|---|---|---|---|
| | | would be charged from date of purchase till date of recovery | |
| 5 | Inland Cheques Purchased – Local | If the cheque is returned unpaid, default interest would be charged from date of purchase till date of recovery | 6% over the Documented Rate |
| 6 | Bills received under Inland Letter of Credit (L/C) | a) Sight Bills<br><br>In case of inland bills under L/C not paid within 7 days from the date of receipt, default interest would be charged from the 8th day till the date of realisation<br><br>b) Usance Bills<br><br>In case of inland usance bills not paid on the due date, default interest would be charged from the due date to the date of realization. | I-MCLR-6M +10% |
| 7 | Additional rate of Interest in Inland Bill | Additional interest would be charged from due date till date of realisation | 2 % over the Documented Rate |

For Yatra Online Private Limited
For Air Travel Bureau Private Limited
Authorised Signatory / Director

For Yatra Online Private Limited
Authorised Signatory

| Borrower Signature | Guarantor Signature |
|---|---|
| For Air Travel Bureau Private Limited<br>Authorised Signatory | For Air Travel Bureau Private Limited<br>Director |

For Air Travel Bureau Private Limited
Authorised Signatory

ICICI Bank Limited
ICICI Bank Towers
Bandra-Kurla Complex,
Mumbai- 400 051, India

Tel.: (91-22) 2653 1414
Fax: (91-22) 2653 1122
Website www.icicibank.com
CIN.: L65190GJ1994PLC021012

Regd. Office : ICICI Bank Tower,
Near Chakli Circle,
Old Padra Road,
Vadodara 390 007, India.